SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 1, 2001
(Date of earliest event reported)

UAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Algonquin Road, Elk Grove Township, Illinois	60007
(Address of principal executive offices)	(Zip Code)

               Registrant's telephone number, including area code (847) 700-4000

Not Applicable
(Former name or former address, if changed since last report)

ITEM 9.        Regulation FD Disclosure.

        James E. Goodwin, Chairman and Chief Executive Officer of UAL Corporation, will be speaking June 04, 2001 at the Merrill Lynch Global Transportation Conference. Mr. Goodwin is scheduled to speak at approximately 7:00 p.m. Eastern Time. His remarks will be webcast simultaneously on both the Merrill Lynch web site (http://events.mlresearchmedia.com/ml/transportation) and the United Airlines web site (http://www.ual.com/site/primary/0,10017,1368,00.html).

A replay of the presentation will be available from June 05 through June 20 on the United Airlines web site only.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

By:	/s/ Francesca M. Maher
Name:	Francesca M. Maher
Title:	Senior Vice President,
General Counsel and
Secretary

Dated: June 1, 2001